Exhibit 10.1


                                                        As of March 28, 2007

Moving Images, LLC
c/o David Brandt
113 Buckingham Road
Upper Montclair, New Jersey  07043

Gentlemen:

     Reference is made to your Consulting Agreement with Trans-Lux Corporation ("TLX") effective as of December 1, 2004 as heretofore amended (the "Agreement").

     1. Notwithstanding anything contained in the Agreement to the contrary, you ("Consultant") acknowledge and agree that Consultant is voluntarily reducing the consulting fee payments for each month in calendar 2007 to $25,000 per month at an annual rate of $300,000. Consultant hereby exercises its right to extend the Agreement for three years through December 31, 2014 pursuant to Paragraph 2 of the amendment dated as of May 1, 2006. In consideration of the foregoing reduction and exercise of option to extend effective in 2007 instead of 2008, the fees for such three year period ending December 31, 2014 shall be increased $15,000 per year to the fixed rate of $195,000 per year payable in equal monthly payments of $16,250. Accordingly, after giving effect to the foregoing, the annual fees paid by TLX to Consultant shall be as follows: $300,000 per annum for each calendar year 2007 through 2011 and $195,000 per annum for each calendar year 2012 through 2014.

     2. In further consideration of the voluntary action by Consultant in paragraph 1 above, paragraph 3 of the amendment dated as of May 1, 2006 is amended in its entirety to read as follows:

            Consultant shall be entitled to recoup all prior reductions and waivers of annual fees and CPI increases subsequent to December 1, 2004 in the event (i) the EBIDTA for any calendar year commencing with 2007 and continuing through 2011 equals or exceeds $14 million, and (ii) the underfunding of the TLX Pension Plan has been eliminated at any time between January 1, 2007 and December 31, 2011 (the "Elimination Period"). In the event such underfunding has been reduced to $1,500,000 or less during the Elimination Period, but not entirely, then such recoupment shall be 50% and the other 50% shall be recouped in the event the underfunding is completely eliminated during such Elimination Period.

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     3.  All other terms and conditions of the Agreement remain in full force and effect.

     Please acknowledge below your acceptance of this letter.


                                                Trans-Lux Corporation

                                                By: /s/ Angela D. Toppi
                                                    __________________________
                                                     Angela D. Toppi,
                                                     Executive Vice President

Accepted and Agreed:

MOVING IMAGES, LLC

By: /s/ David Brandt
   ________________________
     David Brandt, Manager


Approved:

/s/ Richard Brandt
__________________________
     Richard Brandt